Exhibit 99.1

FOR IMMEDIATE RELEASE

Prime Meridian Holding Company Reports

FOURTH QUARTER AND YEAR END 2022 RESULTS

TALLAHASSEE, FL – January 30, 2023 (GLOBE NEWSWIRE) – Prime Meridian Holding Company (OTCQX: PMHG), the parent bank holding company for Prime Meridian Bank, today announced unaudited financial results for the quarter and year ended December 31, 2022. The Company reported net earnings of $2,642,000, or $0.83 per basic and diluted share, for the quarter ended December 31, 2022, compared to net earnings of $1,752,000 or $0.56 per basic and $0.55 per diluted share, for the quarter ended December 31, 2021.  The Company reported net earnings of $9,681,000, or $3.07 per basic and $3.03 per diluted share for the year ended December 31, 2022, compared to $8,347,000, or $2.67 per basic and $2.66 per diluted share for the year ended December 31, 2021.

The Company also announced that its Board of Directors declared an annual cash dividend of $0.22 per share of the Company's common stock.  The dividend is payable on February 28, 2023 to shareholders of record on February 9, 2023.

“I am very pleased with our company’s performance during the fourth quarter of 2022 and our record earnings for the full year,” stated Sammie D. Dixon, Jr., Prime Meridian’s Vice Chairman, President, and CEO.  "Our double-digit loan growth helped drive this performance, while being mindful of our credit standards and the unclear economic outlook.  Despite a decline in our overall deposit balances, we continue to add a healthy volume of new accounts monthly and are laser focused on servicing our clients.   While we continue to be watchful of factors outside of our control - including rising interest rates, inflation, lingering supply chain issues, a uniquely challenging labor market, and geopolitical events around the world, we feel our Company is positioned well, with a first-rate team, ready to take on the opportunities and challenges of 2023."

Fourth Quarter 2022 Highlights

Financial Highlights - Prime Meridian Holding Company and Subsidiary (Unaudited)
(dollars in thousands except per share amounts)

	4Q'22	3Q'22	2Q'22	1Q'22	4Q'21
Net earnings	$2,642	$2,831	$1,967	$2,241	$1,752
Book value per share	$21.19	$20.20	$20.48	$20.87	$21.42
Earnings per share - Basic	$0.83	$0.90	$0.62	$0.71	$0.56
Earnings per share - Diluted	$0.83	$0.89	$0.62	$0.71	$0.55
Weighted-average basic shares outstanding	3,164,211	3,159,526	3,151,760	3,138,695	3,128,831
Weighted-average diluted shares outstanding	3,198,744	3,197,282	3,189,319	3,174,697	3,162,746
Return on average assets(1)	1.27%	1.32%	0.90%	1.05%	0.85%
Return on average equity(1)	16.36	17.19	12.13	12.70	10.11
Average yield on earning assets(1)	4.59	4.04	3.43	3.09	3.11
Net interest margin(1)	3.98	3.71	3.21	2.88	2.85
Efficiency ratio(2)	54.56	50.53	54.32	59.28	63.83
Nonperforming assets/total assets(3)	0.09	0.12	0.04	-	-

(1) Ratio has been annualized

(2) Efficiency Ratio represents noninterest expense divided by the sum of net interest income plus noninterest income.

(3) Nonperforming assets include loans greater than 90 days past due and nonaccrual loans.

•	The Company finished the year with strong earnings of $2.6 million for the quarter and $9.7 million for the full year. Earnings were driven by higher yields on interest-earning assets and 20.1% year-over-year loan growth.
•	Diluted earnings per share were $0.83 for the fourth quarter of 2022, a 50.9% increase over the fourth quarter of 2021. Diluted earnings per share were $3.03 for 2022, a 13.9% increase over 2021.
•

Adjusted pre-tax, pre-provision net earnings for the fourth quarter of 2022 were $3.8 million and adjusted pre-tax, pre-provision annualized returns on average assets and average common equity were 1.82% and 23.33%, respectively. (These are considered non-GAAP financial measures. Please refer to "Non-GAAP Measures and Ratio Reconciliation" in the Tables on page 11 for more detail.)

•

Since December 31, 2021, net loans increased $98.5 million, or 20.1%, while deposits decreased $31.4 million, or 4.1%, as competitive rate pressures and inflationary effects intensified. The Company's loan to deposit ratio was 80.5% at December 31, 2022.

•	Asset quality remained strong with two loans totaling $343,000 on nonaccrual status and a nonperforming assets/total assets ratio of 0.09%.
•	Compared to the linked quarter, book value per share increased $0.99 per share, or 4.9%, to $21.19 due to strong quarterly earnings and a favorable change in accumulated other comprehensive loss.

Earnings Summary (Unaudited)

(dollars in thousands)

				Change 4Q'22 vs.		For the Year Ended
	4Q'22	3Q'22	4Q'21	3Q'22	4Q'21	December 31, 2022	December 31, 2021	% Change
Net interest income	$7,858	$7,602	$5,653	3.4%	39.0%	$27,961	$22,324	25.3%
Provision (credit) for loan losses	289	241	81	19.9	256.8	890	(104)	955.8
Noninterest income	429	483	601	(11.2)	(28.6)	1,934	2,506	(22.8)
Noninterest expense	4,521	4,085	3,992	10.7	13.3	16,268	14,070	15.6
Income taxes	835	928	429	(10.0)	94.6	3,056	2,517	21.4
Net earnings	$2,642	$2,831	$1,752	(6.7)%	50.8%	$9,681	$8,347	16.0%

On a linked quarter basis, the decrease in net earnings is mostly due to higher incentive accrual during the fourth quarter based on projected year-end results.  Partially offsetting the higher expense was an increase in net interest income driven primarily by higher loan yields, an increase in average loan balances, and higher yields on cash deposits.

Compared to the quarter and year ended December 31, 2021, the comparable periods in 2022 benefitted from increased average balances of loans and securities and higher yields across all categories of interest-earning assets.   These gains were partially offset by lower noninterest income and higher provision, noninterest, and income tax expenses.

Net Interest Income (Unaudited)

(dollars in thousands)

				Change 4Q'22 vs.		For the Year Ended
	4Q'22	3Q'22	4Q'21	3Q'22	4Q'21	December 31, 2022	December 31, 2021	% Change
Interest income:
Loans	$7,653	$6,755	$5,794	13.3%	32.1%	$26,221	$23,050	13.8%
Securities	938	878	292	6.8	221.2	2,938	1,086	170.5
Other	477	649	76	(26.5)	527.6	1,581	268	489.9
Total interest income	9,068	8,282	6,162	9.5%	47.2%	30,740	24,404	26.0%
Interest expense:
Deposits	1,137	624	483	82.2%	135.4%	2,579	2,022	27.5%
Other borrowings	73	56	26	30.4	180.8	200	58	244.8
Total interest expense	1,210	680	509	77.9	137.7	2,779	2,080	33.6
Net interest income	$7,858	$7,602	$5,653	3.4%	39.0%	$27,961	$22,324	25.3%

Net interest income of $7.9 million for the fourth quarter of 2022 represented a $256,000 increase over the third quarter of 2022 and a $2.2 million increase over the fourth quarter of 2021. On a linked quarter basis, the Company benefitted from higher interest rates on all categories of interest-earning assets and a minor improvement in asset mix. Additionally, the average yield on interest-earning assets (up 55 basis points) modestly outpaced the average cost of interest-bearing liabilities (up 42 basis points) and the Company's net interest margin improved 27 basis points to 3.98%.

Compared to the fourth quarter of 2021, a shift in the earning assets mix from cash to loans and debt securities combined with higher yields on interest-earning assets led to the $2.9 million, or 47.2%, increase in total interest income, partially offset by the near completion of the PPP loan program and its fees.  The yield on interest-earning assets improved 148 basis points compared to a 52 basis-points increase in the average cost of interest-bearing liabilities, reflecting a lag in the rising cost of deposits which started to dissipate in the fourth quarter of 2022.  The Company's net interest margin improved 113 basis points from 2.85% in the fourth quarter of 2021 to 3.98% in the fourth quarter of 2022.

Comparing the years 2022 and 2021, the primary driver of increased interest income in 2022 was higher average balances of loans and debt securities. Higher yields on all categories of interest-earning assets, particularly cash, also played a material role, partially offset by a $2.6 million decrease in interest and fee income from PPP loans.  The yield on the average balance of interest-earning assets improved 39 basis points to 3.78% while the average cost of interest-bearing liabilities increased 6 basis points to 0.49%. Total interest expense increased $699,000 due primarily to higher rates but also due to higher average balances when comparing the full year periods.  The Company's net interest margin improved 34 basis points to 3.44%.

Provision for Loan Losses

Provision expense was $289,000 for the quarter and $890,000 for the full year, incurred primarily from funded loan growth during the periods. Also contributing to the volume of provision expense during the year is $281,000 in year-to-date net recoveries, combined with a marginal reduction in the general reserve requirement for commercial loans. The Company accounted for the allowance for loan losses under the incurred loss model in 2022 and adopted the provisions of the Current Expected Credit Losses ("CECL") accounting standard on January 1, 2023.

Noninterest income (Unaudited)

(dollars in thousands)

				Change 4Q'22 vs.		For the Year Ended
	4Q'22	3Q'22	4Q'21	3Q'22	4Q'21	December 31, 2022	December 31, 2021	% Change
Service charges and fees on deposit accounts	$83	$78	$75	6.4%	10.7%	$302	$245	23.3%
Debit card/ATM revenue, net	136	132	129	3.0	5.4	540	470	14.9
Mortgage banking revenue, net	53	116	216	(54.3)	(75.5)	473	1,174	(59.7)
Income from bank-owned life insurance	94	96	69	(2.1)	36.2	379	271	39.9
Gain on sale of debt securities available for sale	-	-	-	-	-	-	108	N/A
Other income	63	61	112	3.3	(43.8)	240	238	0.8
Total noninterest income	$429	$483	$601	(11.2)%	(28.6)%	$1,934	$2,506	(22.8)%

For all comparison periods, the decline in noninterest income is predominantly due to lower mortgage banking revenue due to a decline in new mortgage loans and refinancings resulting from the rising interest rate environment in 2022. On a linked quarter basis, everything else stayed relatively flat.  Compared to the fourth quarter of 2021, the other noticeable decrease is other income which decreased $49,000 and reflects a one-time arrearage payment of $46,000 made in October, 2021 due to a vendor reporting error.  Comparing the full year results, increases in service charges and fees on deposit accounts and fee income from debit cards and ATM transactions mostly reflect the Bank's growing number of accounts.  Increases in income from bank-owned life insurance ("BOLI") follows the Bank's larger investment in this asset.

Noninterest expense (Unaudited)

(dollars in thousands)

				Change 4Q'22 vs.		For the Year Ended
	4Q'22	3Q'22	4Q'21	3Q'22	4Q'21	December 31, 2022	December 31, 2021	% Change
Salaries and employee benefits	$2,862	$2,367	$2,408	20.9%	18.9%	$9,627	$8,093	19.0%
Occupancy and equipment	404	413	402	(2.2)	0.5	1,621	1,546	4.9
Professional fees	114	124	130	(8.1)	(12.3)	514	483	6.4
Marketing	218	195	171	11.8	27.5	793	707	12.2
FDIC assessment	57	95	119	(40.0)	(52.1)	360	316	13.9
Software maintenance, amortization and other	325	310	237	4.8	37.1	1,162	975	19.2
Other	541	581	525	(6.9)	3.0	2,191	1,950	12.4
Total noninterest expense	$4,521	$4,085	$3,992	10.7%	13.3%	$16,268	$14,070	15.6%

For all comparison periods, an increase in salaries and employee benefits is the primary driver of higher noninterest expense due to a larger employee base (107 FTEs at December 31, 2022 versus 94 at December 31, 2021), annual raises, higher incentive accrual, and lower deferred loan costs.  Marketing costs increased in 2022 largely due to a strategic campaign initiated in the fourth quarter to retain deposit accounts.  Our FDIC assessment rate dropped approximately fifty percent during the fourth quarter of 2022 explaining the lower expense that quarter.  Higher software maintenance, amortization and other expense reflect technology investments that will help the Bank become more effective and efficient while increases in other noninterest expense from the quarter and year ended December 31, 2021 are largely attributed to higher travel and entertainment and board related expenses.

Balance Sheet

At December 31, 2022, the Company reported $815.2 million in total assets, $731.5 million in deposits, and $588.7 million in net portfolio loans. This compares to $841.1 million in total assets, $762.9 million in deposits, and $490.2 million in net portfolio loans at December 31, 2021. Excluding year-end PPP loan balances, the Company's net loan portfolio increased $113.5 million, or 23.9%.

Prime Meridian Holding Company and Subsidiary

Loans by Class

(dollars in thousands)

	December 31, 2022		December 31, 2021
	Unaudited		Audited
	Amount	% of Total	Amount	% of Total
Commercial real estate	$202,263	34.0%	$156,306	31.5%
Residential real estate and home equity	224,211	37.6	183,536	36.9
Construction	75,151	12.6	71,164	14.3
Commercial	86,308	14.5	78,584	15.8
Consumer	7,698	1.3	7,283	1.5
Total loans	595,631	100.0%	496,873	100.0%

Net deferred loan costs (fees)	229		(701)
Allowance for loan losses	(7,145)		(5,974)
Loans, net	$588,715		$490,198

Deposit balances decreased $31.4 million since December 31, 2021.  The decrease is attributed to several factors - seasonal outflows of public funds, net outflows from attorney trust accounts due to less real estate closing activity, and most significantly, the movement of personal interest-bearing accounts into higher yielding investments outside of the Bank.

Total stockholders’ equity was $67.1 million, or 8.2% of total assets, at December 31, 2022 compared to $67.0 million at December 31, 2021, or 8.0% of total assets.  Despite a strong year of earnings, equity remained relatively flat from December 31, 2021 due to a $9.9 million unfavorable change in accumulated other comprehensive income (loss) on the Company's investment securities portfolio. Book value per share decreased slightly from $21.42 at December 31, 2021 with 3,129,046 common shares outstanding to $21.19 at December 31, 2022, with 3,164,491 common shares outstanding.  While rising interest rates have generated unrealized losses in the Company's investment portfolio in 2022, the Company's balance sheet is expected to respond favorably to the current rate environment.

As of December 31, 2022, the Bank was considered to be “well capitalized” with a Tier 1 Leverage Capital Ratio of 9.70%, a 12.90% Common Equity Tier 1 Capital Ratio, a 12.90% Tier 1 Risk-Based Capital Ratio, and a 14.04% Total Risk-Based Capital Ratio.  The Company maintains a $15 million, 5-year revolving Line of Credit, enhancing its liquidity sources to support the ongoing capital needs of the Bank.  As of December 31, 2022, the Company had an outstanding loan balance under this line of $4.275 million and year-to-date interest expense of $200,000.

Asset Quality

There was a modest uptick in past due accounts from the third quarter of 2022 with total past due loans totaling $3.5 million at December 31, 2022. At December 31, 2022, the Bank had two nonaccrual loans totaling $343,000 compared to none at December 31, 2021.  Net recoveries totaled $281,000 for the year ended December 31, 2022 and the ratio of nonperforming assets as a percentage of total assets was 0.09%. Management believes that the allowance for loan losses which was $7.1 million, or 1.2% of gross loans, at December 31, 2022 is adequate. (Please refer to asset quality ratios on page 10 for more detail.)

About Prime Meridian Holding Company

Headquartered in Tallahassee, Florida, Prime Meridian Holding Company (OTCQX: PMHG) offers a broad range of banking services through its wholly owned subsidiary, Prime Meridian Bank, a Florida state-chartered non-member bank. Founded in 2008, the Bank now serves the Tallahassee and Lakeland/Winter Haven Metropolitan Statistical Areas (MSA), including clients in North and Central Florida as well as South Georgia and South Alabama. The Bank currently has four Florida locations: two in Tallahassee, Florida, one in Crawfordville, Florida, and one in Lakeland, Florida. As of December 31, 2022, the Bank had 107 full-time equivalent employees. For more information about Prime Meridian Holding Company, please visit www.primemeridianbank.com.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “is confident that” and similar expressions are intended to identify these forward-looking statements. These forward-looking statements involve risk and uncertainty and a variety of factors could cause our actual results and experience to differ materially from the anticipated results or other expectations expressed in these forward-looking statements. We do not have a policy of updating or revising forward-looking statements except as otherwise required by law, and silence by management over time should not be construed to mean that actual events are occurring as estimated in such forward-looking statements.

About Non-GAAP Financial Measures

Certain financial measures and ratios we present including "pre-tax, pre-provision ("PTPP") net earnings," "PTPP return on average common equity," "PTPP return on average assets," and "adjusted average loan yield" are supplemental measures that are not required by, or are not presented in accordance with, accounting principles generally accepted in the United States of America ("GAAP"). We refer to those financial measures and ratios as "non-GAAP financial measures." We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results.

We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present, and future periods.

These non-GAAP measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance. A reconciliation of non-GAAP financial measures is included at the end of the financial statement tables.

Tables Follow

Prime Meridian Holding Company and Subsidiary

Condensed Consolidated Statements of Earnings (Unaudited)

(in thousands except per share amounts)

	4Q'22	3Q'22	2Q'22	1Q'22	4Q'21
Interest income:
Loans	$7,653	$6,755	$6,029	$5,784	$5,794
Securities	938	878	737	385	292
Other	477	649	331	124	76
Total interest income	9,068	8,282	7,097	6,293	6,162
Interest expense:
Deposits	1,137	624	415	403	483
Other borrowings	73	56	40	31	26
Total interest expense	1,210	680	455	434	509
Net interest income	7,858	7,602	6,642	5,859	5,653
Provision (credit) for loan losses	289	241	731	(371)	81
Net interest income after provision for loan losses	7,569	7,361	5,911	6,230	5,572

Noninterest income:
Service charges and fees on deposit accounts	83	78	73	68	75
Debit card/ATM revenue, net	136	132	143	129	129
Mortgage banking revenue, net	53	116	139	165	216
Income from bank-owned life insurance	94	96	94	95	69
Other income	63	61	55	61	112
Total noninterest income	429	483	504	518	601

Noninterest expense:
Salaries and employee benefits	2,862	2,367	2,238	2,160	2,408
Occupancy and equipment	404	413	396	408	402
Professional fees	114	124	130	146	130
Marketing	218	195	213	167	171
FDIC assessment	57	95	84	124	119
Software maintenance, amortization and other	325	310	285	242	237
Other	541	581	536	533	525
Total noninterest expense	4,521	4,085	3,882	3,780	3,992

Earnings before income taxes	3,477	3,759	2,533	2,968	2,181
Income taxes	835	928	566	727	429
Net earnings	$2,642	$2,831	$1,967	$2,241	$1,752

Basic earnings per common share	$0.83	$0.90	$0.62	$0.71	$0.56

Diluted earnings per common share	0.83	0.89	0.62	0.71	0.55

Prime Meridian Holding Company and Subsidiary
Condensed Consolidated Statements of Earnings
(in thousands, except per share amounts)

	Year Ended December 31,
	2022	2021
	Unaudited	Audited
Interest income:
Loans	$26,221	$23,050
Securities	2,938	1,086
Other	1,581	268
Total interest income	30,740	24,404
Interest expense:
Deposits	2,579	2,022
Other borrowings	200	58
Total interest expense	2,779	2,080
Net interest income	27,961	22,324
Provision (credit) for loan losses	890	(104)
Net interest income after provision for loan losses	27,071	22,428
Noninterest income:
Service charges and fees on deposit accounts	302	245
Debit card/ATM revenue, net	540	470
Mortgage banking revenue, net	473	1,174
Income from bank-owned life insurance	379	271
Gain on sale of debt securities available for sale	-	108
Other income	240	238
Total noninterest income	1,934	2,506
Noninterest expense:
Salaries and employee benefits	9,627	8,093
Occupancy and equipment	1,621	1,546
Professional fees	514	483
Marketing	793	707
FDIC assessment	360	316
Software maintenance, amortization and other	1,162	975
Other	2,191	1,950
Total noninterest expense	16,268	14,070
Earnings before income taxes	12,737	10,864
Income taxes	3,056	2,517
Net earnings	$9,681	$8,347

Earnings per common share:
Basic	$3.07	$2.67
Diluted	3.03	2.66
Cash dividends per common share(1)	0.18	0.14

(1) Annual cash dividends were paid during the first quarters of 2022 and 2021.

Prime Meridian Holding Company and Subsidiary
Condensed Consolidated Balance Sheets
(in thousands)

	4Q'22	3Q'22	2Q'22	1Q'22	4Q'21
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
Assets
Cash & cash equivalents	$39,788	$76,017	$134,122	$233,789	$233,473
Debt securities available for sale	129,436	131,668	133,382	101,868	73,763
Debt securities held to maturity	11,805	11,794	8,777	6,185	-
Loans, held for sale	7,058	8,911	10,725	11,241	11,768
Loans, net	588,715	565,877	537,566	479,526	490,198
Federal Home Loan Bank stock	463	463	463	463	366
Premises & equipment, net	8,022	8,169	8,228	7,905	7,962
Right of use lease asset	3,044	3,098	3,151	3,205	3,258
Accrued interest receivable	2,385	2,132	1,933	1,649	1,505
Bank-owned life insurance	16,532	16,438	16,342	16,248	16,153
Other assets	7,924	7,748	6,148	4,087	2,677
Total Assets	$815,172	$832,315	$860,837	$866,166	$841,123

Liabilities and Stockholders' Equity
Liabilities:
Noninterest-bearing demand deposits	$197,987	$216,533	$210,685	$206,018	$209,351
Savings, NOW and money-market deposits	493,439	500,263	535,359	534,049	503,759
Time deposits	40,109	38,618	38,545	47,876	49,832
Total Deposits	731,535	755,414	784,589	787,943	762,942
Other borrowings	4,275	4,125	4,125	3,975	3,575
Official checks	4,090	1,277	776	1,625	1,141
Operating lease liability	3,208	3,256	3,303	3,350	3,397
Other liabilities	5,011	4,339	3,415	3,512	3,037
Total Liabilities	748,119	768,411	796,208	800,405	774,092
Total Stockholders' Equity	67,053	63,904	64,629	65,761	67,031
Total Liabilities and Stockholders' Equity	$815,172	$832,315	$860,837	$866,166	$841,123

Prime Meridian Holding Company and Subsidiary
Condensed Consolidated Average Balance Sheets (Unaudited)
(in thousands)
	4Q'22			3Q'22			4Q'21
		Interest			Interest			Interest
	Average	and	Yield/	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Rate(5)	Balance	Dividends	Rate(5)	Balance	Dividends	Rate(5)
Interest-earning assets:
Loans(1)	$588,727	$7,561	5.14%	$555,764	$6,646	4.78%	$477,175	$5,686	4.77%
Loans held for sale	7,845	92	4.69	9,869	109	4.42	11,700	108	3.69
Debt securities	142,205	938	2.64	144,710	878	2.43	71,348	292	1.64
Other(2)	51,585	477	3.70	108,875	649	2.38	231,846	76	0.13
Total interest-earning assets	790,362	$9,068	4.59%	819,218	$8,282	4.04%	792,069	$6,162	3.11%
Noninterest-earning assets	38,550			38,699			33,958
Total assets	$828,912			$857,917			$826,027

Interest-bearing liabilities:
Savings, NOW and money-market deposits	$494,146	$1,052	0.85%	$527,408	$570	0.43%	$481,074	$410	0.34%
Time deposits	39,519	85	0.86	38,244	54	0.56	49,881	73	0.59
Total interest-bearing deposits	533,665	1,137	0.85	565,652	624	0.44	530,955	483	0.36
Other borrowings	4,180	73	6.99	4,125	56	5.43	3,140	26	3.31
Total interest-bearing liabilities	537,845	$1,210	0.90%	569,777	$680	0.48%	534,095	$509	0.38%
Noninterest-bearing deposits	217,401			214,462			217,934
Noninterest-bearing liabilities	9,088			7,787			4,662
Stockholders' equity	64,578			65,891			69,336
Total liabilities and stockholders' equity	$828,912			$857,917			$826,027

Net earning assets	$252,517			$249,441			$257,974
Net interest income		$7,858			$7,602			$5,653
Interest rate spread(3)			3.69%			3.56%			2.73%
Net interest margin(4)			3.98%			3.71%			2.85%

	For the Year Ended December 31,
	2022			2021
		Interest			Interest
	Average	and	Yield/	Average	and	Yield/
(dollars in thousands)	Balance	Dividends	Rate(5)	Balance	Dividends	Rate(5)
Interest-earning assets:
Loans(1)	$537,304	$25,803	4.80%	$480,606	$22,598	4.70%
Loans held for sale	9,852	418	4.24	13,066	452	3.46
Debt securities	126,102	2,938	2.33	64,125	1,086	1.69
Other(2)	139,614	1,581	1.13	162,417	268	0.17
Total interest-earning assets	812,872	$30,740	3.78%	720,214	$24,404	3.39%
Noninterest-earning assets	39,400			31,362
Total assets	$852,272			$751,576

Interest-bearing liabilities:
Savings, NOW and money-market deposits	$518,777	$2,315	0.45%	$427,284	$1,653	0.39%
Time deposits	42,536	264	0.62	51,371	369	0.72
Total interest-bearing deposits	561,313	2,579	0.46	478,655	2,022	0.42
Other borrowings	4,016	200	4.98	1,770	58	3.28
Total interest-bearing liabilities	565,329	$2,779	0.49%	480,425	$2,080	0.43%
Noninterest-bearing deposits	213,570			200,713
Noninterest-bearing liabilities	7,824			5,259
Stockholders' equity	65,549			65,179
Total liabilities and stockholders' equity	$852,272			$751,576

Net earning assets	$247,543			$239,789
Net interest income		$27,961			$22,324
Interest rate spread (3)			3.29%			2.96%
Net interest margin(4)			3.44%			3.10%

(1) Includes nonaccrual loans
(2) Other interest-earning assets include federal funds sold, interest-bearing deposits and Federal Home Loan Bank stock.

(3)    Interest rate spread is the difference between the total interest-earning asset yield and the rate paid on total interest-bearing liabilities.

(4)    Net interest margin is net interest income divided by total average interest-earning assets, annualized.

(5)   Annualized

Prime Meridian Holding Company and Subsidiary
Financial Highlights (Unaudited)
(dollars in thousands except per share amounts)

	4Q'22	3Q'22	2Q'22	1Q'22	4Q'21
Per Share Data:
Earnings per common share - Basic	$0.83	$0.90	0.62	$0.71	$0.56
Earnings per common share - Diluted	$0.83	$0.89	0.62	$0.71	$0.55
Book value per common share	$21.19	$20.20	20.48	$20.87	$21.42
Common shares outstanding	3,164,491	3,162,975	3,155,308	3,150,261	3,129,046
Weighted-average basic common shares outstanding	3,164,211	3,159,526	3,151,760	3,138,695	3,128,831
Weighted-average diluted common shares outstanding	3,198,744	3,197,282	3,189,319	3,174,697	3,162,746

Selected Performance Ratios and Other Data:
Return on average assets(1)	1.27%	1.32%	0.90%	1.05%	0.85%
Return on average equity(1)	16.36	17.19	12.13	12.70	10.11
Average yield on earning assets	4.59	4.04	3.43	3.09	3.11
Net interest margin(2)	3.98	3.71	3.21	2.88	2.85
Efficiency ratio(3)	54.56	50.53	54.32	59.28	63.83
Noninterest expense/average assets(1)	2.18	1.90	1.79	1.77	1.93

Asset Quality Data:
Nonaccrual loans	$343	$1,006	$349	$-	$-
Loans 90 days past due	404	-	-	-	-
Total nonperforming assets	747	1,006	349	-	-
Nonperforming assets/total assets	0.09%	0.12%	0.04%	-	-
Loans 30-89 days past due	$3,102	$1,024	$1,597	$1,546	$1,121
Total loans	595,631	572,639	544,084	485,573	496,873
Loans 30-89 days past due/total loans	0.52%	0.18%	0.29%	0.32%	0.23%
Net (recoveries) charge-offs/average loans (1)	-	-	-	(0.23%)	-

Capital Ratios:
Tier 1 Leverage Capital Ratio (Company)	9.21%	8.59%	8.16%	8.10%	8.12%
Tier 1 Leverage Capital Ratio (Bank)	9.70	9.07	8.61	8.56	8.53
Common Equity Tier 1 Capital Ratio (Bank)	12.90	12.62	12.61	13.60	12.72
Tier 1 Risk-Based Capital Ratio (Bank)	12.90	12.62	12.61	13.60	12.72
Total Risk-Based Capital Ratio (Bank)	14.04	13.73	13.72	14.70	13.80

(1) Annualized
(2) Net interest margin is net interest income divided by total average interest-earning assets, annualized.
(3) Efficiency Ratio represents noninterest expense divided by the sum of net interest income plus noninterest income.

Prime Meridian Holding Company and Subsidiary
Non-GAAP Measures and Ratio Reconciliation Quarterly Pre-Tax Pre-Provision Calculation (Unaudited)
(dollars in thousands except per share amounts)

	4Q'22	3Q'22	2Q'22	1Q'22	4Q'21
Net Income
Net earnings (GAAP)	$2,642	$2,831	$1,967	$2,241	$1,752
Plus: Provision (credit) for loan losses	289	241	731	(371)	81
Plus: income taxes	835	928	566	727	429
PTPP(1) net earnings (non-GAAP)	$3,766	$4,000	$3,264	$2,597	$2,262

Earnings per Share (EPS)
Weighted average common shares, diluted	3,198,744	3,197,282	3,189,319	3,174,697	3,162,746
EPS, diluted (GAAP)	$0.83	$0.89	$0.62	$0.71	$0.55
PTPP(1) EPS, diluted (non-GAAP)	$1.18	$1.25	$1.02	$0.82	$0.72

Return on Average Assets (ROAA)
Average assets	$828,912	$857,917	$869,613	$852,848	$826,027
ROAA (GAAP)	1.27%	1.32%	0.90%	1.05%	0.85%
PTPP(1) ROAA (non-GAAP)	1.82%	1.86%	1.50%	1.22%	1.10%

Return on Average Equity
Average equity	$64,578	$65,891	$64,893	$70,584	$69,336
ROAE (GAAP)	16.36%	17.19%	12.13%	12.70%	10.11%
PTPP(1) ROAE (non-GAAP)	23.33%	24.28%	20.12%	14.72%	13.05%

Adjusted Average Loan Yield:
Net loans, excluding loans held for sale	$588,715	$565,877	$537,566	$479,526	$490,198
Less PPP loans	(191)	(199)	(1,023)	(4,937)	(15,172)
Adjusted net loans, excluding loans held for sale and PPP (non-GAAP)	$588,524	$565,678	$536,543	$474,589	$475,026

Average loans, excluding loans held for sale	$588,727	$555,764	$514,166	$489,263	$477,175
Less average PPP loans	(195)	(312)	(2,876)	(9,652)	(18,684)
Adjusted average loans, excluding loans held for sale and PPP (non-GAAP)	$588,532	$555,452	$511,290	$479,611	$458,491

Interest on loans, excluding loans held for sale	$7,561	$6,646	$5,912	$5,684	$5,686
Less interest income and earned fee income on PPP loans	(1)	(41)	(237)	(496)	(584)
Adjusted interest on loans, excluding loans held for sale and PPP (non-GAAP)	$7,560	$6,605	$5,675	$5,188	$5,102
Growth rate over linked quarter	14.5%	16.4%	9.4%	1.7%	5.3%

Average loan yield, excluding loans held for sale (GAAP)	5.14%	4.78%	4.60%	4.65%	4.77%
Adjusted average loan yield, excluding loans held for sale and PPP (non-GAAP)	5.14%	4.76%	4.44%	4.33%	4.45%

(1) Pre-tax, pre-provision

Prime Meridian Holding Company and Subsidiary
Non-GAAP Measures and Ratio Reconciliation Annual Pre-Tax Pre-Provision Calculation Unaudited)
(dollars in thousands except per share amounts)

	For the Year Ended December 31,
	2022	2021	2020	2019	2018
Net Income
Net earnings (GAAP)	$9,681	$8,347	$4,458	$3,542	$4,042
Plus: Provision (credit) for loan losses	890	(104)	2,850	1,131	591
Plus: income taxes	3,056	2,517	1,295	1,092	1,220
PTPP(1) net earnings (non-GAAP)	$13,627	$10,760	$8,603	$5,765	$5,853

Earnings per Share (EPS)
Weighted average common shares, diluted	3,193,774	3,142,482	3,134,124	3,159,635	3,131,546
EPS, diluted (GAAP)	$3.03	$2.66	$1.42	$1.12	$1.29
PTPP(1) EPS, diluted (non-GAAP)	$4.27	$3.42	$2.74	$1.82	$1.87

Return on Average Assets (ROAA)
Average assets	$852,272	$751,576	$595,363	$456,797	$379,288
ROAA (GAAP)	1.14%	1.11%	0.75%	0.78%	1.07%
PTPP(1) ROAA (non-GAAP)	1.60%	1.43%	1.45%	1.26%	1.54%

Return on Average Equity
Average equity	$65,549	$65,179	$57,386	$53,172	$47,932
ROAE (GAAP)	14.77%	12.81%	7.77%	6.66%	8.43%
PTPP(1) ROAE (non-GAAP)	20.79%	16.51%	14.99%	10.84%	12.21%

Adjusted Average Loan Yield:
Net loans, excluding loans held for sale	$588,715	$490,198	$476,661	$337,710	$290,113
Less PPP loans	(191)	(15,172)	(66,774)	-	-
Adjusted net loans, excluding loans held for sale and PPP (non-GAAP)	$588,524	$475,026	$409,887	$337,710	$290,113

Average loans, excluding loans held for sale	$537,304	$480,606	$429,802	$309,350	$283,967
Less average PPP loans	(3,061)	(50,315)	(55,529)	-	-
Adjusted average loans, excluding loans held for sale and PPP (non-GAAP)	$534,243	$430,291	$374,273	$309,350	$283,967

Interest on loans, excluding loans held for sale	$25,803	$22,598	$19,553	$15,884	$14,215
Less interest income and earned fee income on PPP loans	(776)	(3,358)	(1,725)	-	-
Adjusted interest on loans, excluding loans held for sale and PPP (non-GAAP)	$25,027	$19,240	$17,828	$15,884	$14,215

Average loan yield, excluding loans held for sale (GAAP)	4.80%	4.70%	4.55%	5.13%	5.01%
Adjusted average loan yield, excluding loans held for sale and PPP (non-GAAP)	4.68%	4.47%	4.76%	5.13%	5.01%

(1) Pre-tax, pre-provision

CONTACT:	Clint F. Weber, Chief Financial Officer and Executive Vice President
(850) 907-2300
Prime Meridian Holding Company
Website: www.primemeridianbank.com